                                                                                                                        Exhibit 99.2

                                            UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

The following unaudited pro forma combined statement of operations presents the effect of the acquisition of Aviron by MedImmune, which was accounted for as a purchase. The unaudited pro forma combined statement of operations for the year ended December 31, 2001 gives effect to the acquisition of Aviron by MedImmune as if such acquisition had occurred on January 1, 2001.

The unaudited pro forma combined statement of operations is based on the estimates and assumptions set forth in the notes to the statement, which have been made solely for purposes of developing such pro forma information. The unaudited pro forma combined statement of operations is not necessarily an indication of the results that would have been achieved had the transaction been consummated as of January 1, 2001, or that may be achieved in the future.

                                        UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                                    YEAR ENDED DECEMBER 31, 2001
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  Historical       Historical      Acquisition                 Pro Forma
                                                  MedImmune          Aviron        Adjustments       Note      Combined
                                                 ------------     -----------      -----------    ----------   -----------
         Revenues:
           Product sales                            $579,529             $--              $--                    $579,529
           Other revenue                              39,150          13,970            3,100     (a)              56,220
                                                    --------       ---------          -------                    --------
         Total revenues                              618,679          13,970            3,100                     635,749

         Costs and Expenses:
           Cost of sales                             138,707              --               --                     138,707
           Research and development                   82,985          34,762            5,067     (b)             122,814
           Acquisition of in-process research
             and development                              --           1,836               --                       1,836
           Selling, general and administrative       194,841          29,038            9,993     (b),(c)         233,872
           Other operating expenses                    9,606          80,902            3,803     (b),(c),(d)      94,311
                                                    --------       ---------          -------                    --------
         Total expenses                              426,139         146,538           18,863                     591,540
                                                    --------       ---------          -------                    --------
         Operating income (loss)                     192,540        (132,568)         (15,763)                     44,209
         Interest income                              36,516          20,773               --                      57,289
         Interest expense                               (590)        (15,527)              --                     (16,117)
                                                    --------       ---------          -------                    --------

         Earnings (loss) before income taxes         228,466        (127,322)         (15,763)                     85,381

         Provision (benefit) for income tax           79,506              --          (50,903)    (e)              28,603
                                                    --------       ---------          -------                    --------
         Net earnings (loss)                        $148,960       $(127,322)         $35,140                     $56,778
                                                    ========       =========          =======                    ========

         Basic earnings per share:
         Net earnings                                  $0.70                                                        $0.23
         Shares used in calculation of
             basic earnings per share                213,378                                                      247,330
         Diluted earnings per share:
         Net earnings                                  $0.68                                                        $0.22
         Shares used in calculation of
             diluted earnings per share              220,101                                                      255,960

                                       NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

NOTE 1--BASIS OF PRESENTATION

On January 10, 2002, MedImmune, Inc. (MedImmune) completed its acquisition of Aviron through an exchange offer and merger transaction pursuant to the definitive merger agreement between the two parties dated December 2, 2001. Aviron is a biopharmaceutical company headquartered in Mountain View, California, focused on prevention of disease through innovative vaccine technologies. Aviron's lead product candidate is FluMist, a live, attenuated virus vaccine delivered as a nasal mist for the prevention of influenza. FluMist has not been approved by the FDA.

Under the terms of the agreement, MedImmune exchanged approximately 34.0 million of its common shares for 100% of the outstanding common stock of Aviron. Additionally, approximately 7.0 million shares are issuable upon the exercise of Aviron's outstanding options and warrants. Holders of Aviron's $200 million of 5 1/4% convertible subordinated notes due in 2008 may convert the notes into a total of approximately 3.4 million shares of MedImmune's common stock.

The acquisition was accounted for as a purchase and, accordingly, the results of Aviron's operations have been included with
MedImmune's since the acquisition date.

The aggregate purchase consideration was approximately $1.6 billion, as follows (in thousands):
         Common stock                                                         $1,500,079
         Assumption of Aviron's options and warrants,
            less intrinsic value of unvested portion                             126,589
         Transaction costs                                                         9,758
                                                                              ----------
                                                                              $1,636,426
                                                                              ==========

The value of common shares issued was $44.10 per share, based on the closing market price of MedImmune's common stock on November
30, 2001, the last business day prior to the signing of the merger agreement. The fair value of Aviron's options and warrants assumed in the transaction was estimated using the Black-Scholes option pricing model.

The following table summarizes the estimated fair values (in thousands) of the assets acquired and liabilities assumed at the date of acquisition. MedImmune is in the process of finalizing its estimate of the fair value of certain assets and liabilities; thus, the allocation of the purchase price is subject to adjustment. Such adjustments are not expected to be material:

Assets:
Cash and marketable securities                                         $417,507
Other current assets                                                     24,911
Other long-term assets                                                   42,494
Deferred tax assets                                                     133,970
Intangible assets                                                       129,000
In-process research and development                                   1,179,321
Goodwill                                                                 15,686
                                                                  -------------
Total assets:                                                         1,942,889
                                                                  -------------

Liabilities:
Current liabilities                                                      49,847
Restructuring liability                                                  15,990
Long-term debt                                                          211,380
Long-term obligations                                                    28,745
Other liabilities                                                           501
                                                                  -------------
Total liabilities                                                       306,463
                                                                  -------------
Net assets acquired:                                                 $1,636,426
                                                                  =============

Of the $129.0 million of acquired intangible assets, $90.0 million was assigned to Aviron's worldwide collaborative agreement with
Wyeth for the development, manufacturing, distribution, marketing, promotion, and sale of FluMist, which is subject to amortization over its estimated useful life of approximately 11 years. The remaining $39.0 million was assigned to Aviron's contract manufacturing agreement with Evans Vaccines Limited, which is subject to amortization over its estimated useful life of approximately 4 years.

Approximately $1,179.3 million of the purchase price was allocated to acquired research and development assets that were written off at the date of acquisition as a separate component of MedImmune's results of operations for the three months ended March 31, 2002, in accordance with FASB Interpretation No. 4, "Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the
Purchase Method." The amount represents the fair value of purchased in-process technologies at the acquisition date, calculated utilizing the income approach, of certain in-process research and development projects, primarily FluMist. FluMist is a live, attenuated vaccine delivered via a nasal mist for the prevention of influenza. MedImmune is currently seeking regulatory approval for the frozen formulation, which requires freezer storage. While there are other flu vaccines currently marketed by other companies, FluMist would be the only live virus vaccine administered as a nasal mist available in the United States. As of the date of the merger, Aviron had submitted a biologic license application ("BLA") for FluMist (frozen) to the FDA seeking approval for licensure. The BLA was submitted to the FDA in October 2000. Aviron received a Complete Response Letter from the FDA on August 31,
2001, and filed its response to this letter on January 8, 2002. MedImmune is working to achieve approval of the product for the
2002-2003 flu season; however, there is no guarantee that approval will be obtained for the 2002-2003 flu season, or at all. The liquid formulation of FluMist, which is better suited to international markets, is currently in Phase 3 clinical trials with the
Company's international partner, Wyeth. MedImmune does not anticipate that there will be any alternative future use for the in-process technologies that were written off. In valuing the purchased in-process technologies, the Company used probability-of-success-adjusted cash flows and a discount rate of 18.7%. Based on current information, management believes that the revenue projections underlying the analysis are substantially accurate. As with all biotechnology products, the probability of commercial success for any one research and development project is highly uncertain. In addition, as of June 30, 2002, none of the existing manufacturing facilities involved in the production of FluMist had been licensed by any regulatory agency and FluMist had not yet been manufactured at a sustained commercial scale. There can be no assurance that these facilities can achieve licensure by the FDA or any other regulatory agency. Nor can there be any assurances that if licensed, commercial scale production could be achieved or sustained. If the Company fails to obtain FDA approval for the marketing and manufacture of FluMist, the Company will continue to incur all of Aviron's ongoing expenses while recording no corresponding revenue.

Approximately $15.7 million in goodwill was recognized in the transaction, none of which is expected to be deductible for tax purposes. In accordance with SFAS 142, the goodwill recognized in the transaction is not amortized, but will be reviewed for impairment on an annual basis.

NOTE 2--PRO FORMA ADJUSTMENTS (in thousands):

The following adjustments are reflected in the pro forma condensed statement of operations to reflect the estimated impact of the merger on the historical combined results of MedImmune and Aviron.

(a) To adjust Aviron's accounting policy for revenue recognition on milestone payments received from collaborative partners to conform to MedImmune's historical accounting policy.

(b) To reflect stock compensation expense of $12,181, which represents an estimated calculation of the amortization over the remaining vesting period of unearned compensation related to unvested stock options granted by MedImmune in exchange for stock options held by Aviron employees who are expected to continue to provide service in the future, determined in accordance with
    FIN 44, "Accounting for Certain Transactions Involving Stock Compensation--an interpretation of APB 25."

                                                                 Year Ended
                                                              December 31, 2001
                                                              -----------------

Research and development                                                  $ 5,067
Selling, general and administrative                                         2,313
Other operating expenses                                                    4,801
                                                                          -------
                                                                          $12,181
                                                                          =======

(c) To adjust amortization of certain intangible assets acquired from Aviron and existing intangible assets based on their fair market value and estimated lives in the amount of $7,671 for the pro forma year ended December 31, 2001.

(d) To adjust depreciation of fixed assets acquired from Aviron based on their estimated fair market value and estimated lives.

(e) To adjust historical income tax expense for the impact of losses incurred by Aviron and for the impact of certain pro-forma adjustments. Aviron did not recognize deferred income tax benefit related to their historical losses because of the uncertainty of future earnings. MedImmune anticipates that a significant portion of Aviron's deferred tax assets will be able to be utilized following the acquisition, thereby reducing the combined company's effective tax rate to 34%.

Pro forma basic earnings per share is computed by dividing the pro forma net earnings attributable to common shareholders by the pro forma weighted average number of common shares outstanding. For forma diluted earnings per share is computed by dividing the pro forma net earnings attributable to common shareholders by the pro forma weighted average number of common shares outstanding, adjusted for the dilutive effect of common share equivalents. Potentially dilutive securities are not taken into account when their effects would be anti-dilutive. A reconciliation of shares used to compute historical basic and diluted earnings per share to shares used to compute pro forma basic and diluted earnings per share is as follows:

                                                                 Year Ended
                                                              December 31, 2001
                                                              -----------------

Shares used to compute MedImmune historical basic
  earnings per share                                                        213,378
Shares issued in acquisition                                                 33,952
                                                                            -------
Shares used to compute pro forma basic earnings per share                   247,330
                                                                            =======

                                                                 Year Ended
                                                              December 31, 2001
                                                              -----------------

Shares used to compute MedImmune historical diluted
  earnings per share                                                        220,101
Shares issued in acquisition                                                 33,952
Dilutive impact of Aviron securities                                          1,907
                                                                            -------
Shares used to compute pro forma diluted earnings per
  share                                                                     255,960
                                                                            =======